UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                      November 20, 2006
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) On November 20, 2006, G&K Services, Inc. announced its hiring of Douglas A. Milroy, 47, as the company’s President, Direct Purchase and Business Development. A press release regarding this announcement is furnished as Exhibit 99.1 hereto.
     Mr. Milroy joins G&K Services with more than 20 years of global leadership experience in business to business organizations. Most recently, since 2004, Mr. Milroy was managing director of The Milroy Group, a firm focused on the acquisition and management of industrial companies in partnership with other investors. Prior to that, between 2000 and 2004, Mr. Milroy was the Vice President and General Manager — Food and Beverage North America and Water Care for Ecolab Inc. Mr. Milroy has also held senior positions with FMC Corporation and McKinsey & Company. There is currently no employment agreement between G&K Services and Mr. Milroy, there are no family relationships between Mr. Milroy and any executive officer or director of the company which would require disclosure under Item 401(d) of Regulation S-K and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K. Mr. Milroy holds a Bachelor of Mechanical Engineering degree from the University of Minnesota (1982) and an M.B.A. from the Harvard Business School (1986).
     In connection with this employment, G&K Services has granted to Mr. Milroy options to purchase 9,000 shares of its Class A Common Stock, which vest ratably over a three-year period commencing on the first anniversary of his hire date. In addition, G&K Services has issued to Mr. Milroy 3,000 shares of its restricted stock, which ratably vest over a five year period, commencing on the first anniversary of his hire date. The exercise price of these options and the price at which these restricted shares were issued was the per share closing price of G&K Services’ shares on Monday, November 20, 2006, i.e., $39.97. These options and restricted shares were issued under existing plans, the terms of which have been previously disclosed by G&K Services.
     Mr. Milroy’s annualized base salary is $290,000. In addition, Mr. Milroy is eligible to participate in G&K Services’ management incentive plan with an annual incentive opportunity of 50%, presuming complete achievement of required objectives. Mr. Milroy’s participation in this plan will be pro rated during fiscal 2007, with a minimum payout of $40,000. In addition, Mr. Milroy will also be afforded other benefits offered to similarly situated G&K Services’ employees.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
      99.1 Press release (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	By /s/ David F. Fisher
David F. Fisher
Its Vice President, General Counsel and Corporate Secretary